UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on April 29, 2022, Veradigm Inc. (the “Company”) and Veradigm LLC, a wholly-owned subsidiary of the Company (Veradigm LLC, together with the Company, the “Borrower”), entered into that certain Third Amended and Restated Credit Agreement (as amended from time to time prior to the date hereof, the “Credit Agreement”), with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). Pursuant to the Credit Agreement, the Lenders provided for a revolving credit facility available to the Borrower, and as of August 27, 2024, there was no balance outstanding under such revolving credit facility.

On August 27, 2024, the Company provided notice to the Agent to terminate the Credit Agreement and all Commitments (as defined in the Credit Agreement) thereunder effective as of August 30, 2024.

As of August 30, 2024, the Company has satisfied and discharged all obligations under the Credit Agreement, except for obligations expressly contemplated to survive payment of the obligations thereunder. The Company incurred no termination penalties in connection with the termination of the Credit Agreement. The Company terminated the Credit Agreement in order to avoid the occurrence of an Event of Default (as defined in the Credit Agreement) as a result of the Company’s failure to timely furnish the required financial statements in accordance with the terms of the Credit Agreement. Given the costs associated with the unused facility and the sufficiency of the cash and liquidity available to the Company to support its continuing operations, Company management believes that it is both cost-efficient and in the overall best interests of the Company and its stockholders to terminate the Credit Agreement at this time.

Disclaimer and Forward-Looking Statement Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs regarding the termination of the Credit Agreement. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plan,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” “seek” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others, factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission from time to time, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Report on Form 8-K filed on January 10, 2024. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: September 3, 2024	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President, Deputy General Counsel and Corporate Secretary